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                         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information incorporated by reference in this Post-Effective Amendment No. 9 to the Registration Statement of Separate Account VA-P of First Allmerica Financial Life Insurance Company on Form N-4 of our report dated February 3, 1998, relating to the financial statements of First Allmerica Financial Life Insurance Company, and our report dated March 25, 1998, relating to the financial statements of Separate Account VA-P -- Pioneer Vision of First Allmerica Financial Life Insurance Company, both of which appear in such Statement of Additional Information. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
October 15, 1998